Exhibit 99.1

Contact:	Doug Guarino Jon Russell	Director of Corporate Relations Vice President of Finance	781-647-3900

ALERE INC. ANNOUNCES

SECOND QUARTER 2012 RESULTS

WALTHAM, MA…August 8, 2012…Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended June 30, 2012.

Financial results for the second quarter of 2012:

•	Adjusted net revenue of $701.6 million for the second quarter of 2012, compared to $567.2 million for the second quarter of 2011.

•

Adjusted cash-basis net income per diluted common share of $0.48 for the second quarter of 2012, compared to adjusted cash-basis net income per diluted common share of $0.46 for the second quarter of 2011.

•

Adjusted cash-basis net income for the second quarter of 2012 is net of an after tax charge of $0.08 per share related to the costs and reduced revenues associated with the previously disclosed FDA matters related to our Alere Triage® meter-based products.

•

Adjusted product and services revenues from our Professional Diagnostics segment were $538.0 million in the second quarter of 2012, compared to adjusted net product and services revenue of $404.2 million in the second quarter of 2011. Recent professional diagnostics acquisitions contributed $135.4 million of incremental net revenue compared to the second quarter of 2011.

•	North American influenza sales increased to $4.2 million for the second quarter of 2012, from $2.3 million for the second quarter of 2011.

•

Excluding the impact of the change in North American influenza revenues and the impact on revenues of the FDA matters associated with our U.S. Alere Triage products, currency adjusted organic growth in our Professional Diagnostics segment was 6.3%.

•

Adjusted cash-basis gross margins were 53.4% for the second quarter of 2012, compared to 54.9% in the second quarter of 2011 and 55.9% in the first quarter of 2012. Adjusted cash-basis gross margins from products and services in our Professional Diagnostics segment were 56.3% in the second quarter of 2012, compared to 58.6% in the second quarter of 2011 and 60.3% in the first quarter of 2012. Compared to the first quarter of 2012, professional diagnostics segment gross margins were reduced by 205 basis points related to the inclusion of $40.7 million of revenues from eScreen, Inc. at an adjusted gross margin of 31.3% and by a 79 basis point impact related to the incremental costs and lost revenues associated with the FDA matters relating to our Triage products.

•

Product and services revenues from our Health Management segment were $138.6 million in the second quarter of 2012, compared to $135.6 million in the second quarter of 2011 and $130.8 million in the first quarter of 2012. The increase in revenues from the second quarter of 2011 was related primarily to increased revenues from our tobacco cessation and home coagulation monitoring programs. Adjusted cash-basis gross margins from our Health Management segment were 46.5% in the second quarter of 2012, compared to 48.4% in the second quarter of 2011 and 45.4% in the first quarter of 2012.

•

GAAP net loss of $18.2 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.23, for the second quarter of 2012, compared to GAAP net loss of $4.7 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.05, for the second quarter of 2011.

•

Adjusted free cash flow for the second quarter of 2012 was $46.2 million, reflecting cash flow from operations of $64.3 million and $21.0 million in proceeds from the sale of vacant land and an idle facility, offset by capital expenditures of $39.1 million.

The Company’s GAAP results for the second quarter of 2012 exclude $1.1 million of revenue associated with acquired software license contracts that are not recognized due to business combination accounting rules and include amortization of $81.7 million, $1.4 million of restructuring charges, $4.4 million of stock-based compensation expense, $3.8 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, and $1.3 million of interest expense associated with fees paid for modification of certain debt agreements, offset by $6.7 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations. The Company’s GAAP results for the second quarter of 2011 include amortization of $81.2 million, $10.5 million of restructuring charges, $6.2 million of stock-based compensation expense, $1.4 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $29.9 million of interest expense associated with fees paid for modification of certain debt agreements and the termination of our senior secured credit facility and a related interest rate swap agreement, offset by $7.2 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations. These amounts, net of tax, have been excluded from the adjusted cash-basis net income per diluted common share attributable to Alere Inc. for the respective quarters.

A detailed reconciliation of the Company’s adjusted cash-basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, August 8, 2012, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing (800) 860-2442 (domestic) or (412) 858-4600 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at www.alere.com/investors, or directly through the following link: http://www.videonewswire.com/event.

A replay of the call will be available approximately four hours after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10017017. The replay will also be available via online webcast at http://www.videonewswire.com/event or via the Alere website at www.alere.com/investors for a period of 60 days following the call.

Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (http://www.alere.com/investors) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.

For more information about Alere, please visit our website at http://www.alere.com.

By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on cardiology, infectious disease, toxicology, diabetes, oncology and women’s health. Alere is headquartered in Waltham, Massachusetts.

Source: Alere Inc.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended June 30, 2012
					Non-GAAP
					Adjusted
			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$697,280		$1,126	(b)	$698,406
License and royalty revenue	3,237				3,237

Net revenue	700,517		1,126		701,643
Cost of net revenue	344,909		(17,748	)(c)(e)	327,161

Gross profit	355,608		18,874		374,482

Gross margin	51%				53%

Operating expenses:
Research and development	40,447		(2,372	)(c)(e)	38,075
Selling, general and administrative	280,807		(64,103	)(c)(d)(e)(f)(g)	216,704

Total operating expenses	321,254		(66,475)		254,779

Operating income	34,354		85,349		119,703
Interest and other income (expense), net	(51,720)		1,370	(d)(h)	(50,350)

Income (loss) before provision (benefit) for income taxes	(17,366)		86,719		69,353
Provision (benefit) for income taxes	(489)		29,322	(j)	28,833

Income (loss) before equity earnings of unconsolidated entities, net of tax	(16,877)		57,397		40,520
Equity earnings of unconsolidated entities, net of tax	3,998		298	(c)	4,296

Net income (loss)	(12,879)		57,695		44,816
Less: Net income attributable to non-controlling interests, net of tax	36		21	(i)	57

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(12,915)		$57,674		$44,759

Preferred stock dividends	$(5,279)		$—		$(5,279)
Preferred stock repurchase	$—		$—		$—

Net income (loss) available to common stockholders	$(18,194)				$39,480

Basic net income (loss) per common share	$(0.23)				$0.49

Diluted net income (loss) per common share	$(0.23	)(k)			$0.48 (l)

Weighted average common shares—basic	80,375				80,375

Weighted average common shares—diluted	80,375	(k)			83,960 (l)

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended June 30, 2011
					Non-GAAP
					Adjusted
			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$562,380		$—		$562,380
License and royalty revenue	4,805		—		4,805

Net revenue	567,185		—		567,185
Cost of net revenue	274,457		(18,541	)(c)(d)(e)	255,916

Gross profit	292,728		18,541		311,269

Gross margin	52%				55%

Operating expenses:
Research and development	41,348		(9,016	)(c)(d)(e)	32,332
Selling, general and administrative	235,226		(64,093	)(c)(d)(e)(f)(g)	171,133

Total operating expenses	276,574		(73,109)		203,465

Operating income	16,154		91,650		107,804
Interest and other income (expense), net	(68,125)		29,966	(d)(h)	(38,159)

Income (loss) before provision (benefit) for income taxes	(51,971)		121,616		69,645
Provision (benefit) for income taxes	(42,736)		65,844	(j)	23,108

Income (loss) before equity earnings of unconsolidated entities, net of tax	(9,235)		55,772		46,537
Equity earnings (losses) of unconsolidated entities, net of tax	(207)		360	(c)(d)	153

Net income (loss)	(9,442)		56,132		46,690
Less: Net income (loss) attributable to non-controlling interests, net of tax	(40)		26	(i)	(14)

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(9,402)		$56,106		$46,704

Preferred stock dividends	$(5,515)		$—		$(5,515)
Preferred stock repurchase	$10,248		$(10,248	)(n)	$—

Net income (loss) available to common stockholders	$(4,669)				$41,189

Basic net income (loss) per common share	$(0.05)				$0.48

Diluted net income (loss) per common share	$(0.05	)(k)			$0.46 (m)

Weighted average common shares—basic	85,703				85,703

Weighted average common shares—diluted	85,703	(k)			90,754 (m)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.
(b)	Approximately $1.1 million in estimated revenue related to acquired software license contracts will not be recognized for the second quarter of 2012 due to business combination accounting rules.
(c)	Amortization expense of $81.7 million and $81.2 million in the second quarter of 2012 and 2011 GAAP results, respectively, including $17.5 million and $17.3 million charged to cost of sales, $1.5 million and $7.4 million charged to research and development, $62.4 million and $56.3 million charged to selling, general and administrative, with $0.3 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective quarters.
(d)	Restructuring charges associated with the decision to close facilities of $1.4 million and $10.5 million for the second quarter of 2012 and 2011 GAAP results, respectively. The $1.4 million charge for the second quarter of 2012 included $1.3 million charged to selling, general and administrative expense and $0.1 million charged to interest and other income (expense), net. The $10.5 million charge for the second quarter of 2011 included $0.8 million charged to cost of sales, $0.4 million charged to research and development, $9.1 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $0.1 million charged through equity earnings of unconsolidated entities, net of tax.
(e)	Compensation costs of $4.4 million and $6.2 million associated with stock-based compensation expense for the second quarter of 2012 and 2011 GAAP results, respectively, including $0.3 million and $0.4 million charged to cost of sales, $0.9 million and $1.2 million charged to research and development and $3.2 million and $4.6 million charged to selling, general and administrative, in the respective quarters.
(f)	Acquisition-related costs in the amount of $3.8 million and $1.4 million in the second quarter of 2012 and 2011 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.
(g)	$6.7 million of income and $7.2 million of income in the second quarter of 2012 and 2011 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.
(h)	Interest expense of $1.3 million and $29.9 million in the second quarter of 2012 and 2011 GAAP results, respectively, recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility.
(i)	Amortization expense of $28.0 thousand ($21.0 thousand, net of tax) and $34.0 thousand ($26.0 thousand, net of tax) in the second quarter of 2012 and 2011 GAAP results, respectively.
(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).
(k)	For the three months ended June 30, 2012 and 2011, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.
(l)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2012, on an adjusted cash basis, were dilutive shares consisting of 147,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities. Potential dilutive shares consisting of 10,239,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share, on an adjusted cash basis, for the three months ended June 30, 2012, because inclusion thereof would be antidilutive. The diluted net income per common share calculation for the three months ended June 30, 2012, on an adjusted cash basis, included and the add back of interest expense related to the convertible debt of $0.7 million resulting in net income available to common stockholders of $40.2 million for the three months ended June 30, 2012.
(m)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,385,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements, 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities and 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. Potential dilutive shares consisting of 10,637,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share, on an adjusted cash basis, for the three months ended June 30, 2011, because inclusion thereof would be antidilutive. The diluted net income per common share calculation for the three months ended June 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand resulting in net income available to common stockholders of $41.9 million for the three months ended June 30, 2011.
(n)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the second quarter of 2011.

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Six Months Ended June 30, 2012
	GAAP		Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)
Net product sales and services revenue	$1,365,501		$2,412	(b)	$1,367,913
License and royalty revenue	6,145		—		6,145

Net revenue	1,371,646		2,412		1,374,058
Cost of net revenue	662,967		(39,399	)(c)(d)(e)(j)	623,568

Gross profit	708,679		41,811		750,490

Gross margin	52%				55%

Operating expenses:
Research and development	79,447		(6,169	)(c)(d)(e)	73,278
Selling, general and administrative	559,820		(137,172	)(c)(d)(e)(f)(g)	422,648

Total operating expenses	639,267		(143,341)		495,926

Operating income	69,412		185,152		254,564
Interest and other income (expense), net	(90,616)		2,750	(d)(h)	(87,866)

Income (loss) before provision (benefit) for income taxes	(21,204)		187,902		166,698
Provision (benefit) for income taxes	(1,944)		60,105	(l)	58,161

Income (loss) before equity earnings of unconsolidated entities, net of tax	(19,260)		127,797		108,537
Equity earnings of unconsolidated entities, net of tax	7,410		516	(c)	7,926

Net income (loss)	(11,850)		128,313		116,463
Less: Net income (loss) attributable to non-controlling interests, net of tax	(149)		42	(k)	(107)

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(11,701)		$128,271		$116,570

Preferred stock dividends	$(10,588)		$—		$(10,588)
Preferred stock repurchase	$—		$—		$—

Net income (loss) available to common stockholders	$(22,289)				$105,982

Basic net income (loss) per common share	$(0.28)				$1.32

Diluted net income (loss) per common share	$(0.28	)(m)			$1.25 (o)

Weighted average common shares—basic	80,307				80,307

Weighted average common shares—diluted	80,307	(m)			94,189 (o)

Alere Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Six Months Ended June 30, 2011
				Non-GAAP
				Adjusted
		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)
Net product sales and services revenue	$1,137,175	$—		$1,137,175
License and royalty revenue	12,474	—		12,474

Net revenue	1,149,649	—		1,149,649
Cost of net revenue	550,714	(37,195	)(c)(d)(e)	513,519

Gross profit	598,935	37,195		636,130

Gross margin	52%			55%

Operating expenses:
Research and development	77,890	(12,267	)(c)(d)(e)	65,623
Selling, general and administrative	473,986	(133,573	)(c)(d)(e)(f)(g)	340,413

Total operating expenses	551,876	(145,840)		406,036

Operating income	47,059	183,035		230,094
Interest and other income (expense), net	(104,094)	31,935	(d)(h)(i)	(72,159)

Income (loss) before provision (benefit) for income taxes	(57,035)	214,970		157,935
Provision (benefit) for income taxes	(47,066)	98,440	(l)	51,374

Income (loss) before equity earnings of unconsolidated entities, net of tax	(9,969)	116,530		106,561
Equity earnings of unconsolidated entities, net of tax	804	770	(c)(d)	1,574

Net income (loss)	(9,165)	117,300		108,135
Less: Net income attributable to non-controlling interests, net of tax	22	33	(k)	55

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(9,187)	$117,267		$108,080

Preferred stock dividends	$(11,324)	$—		$(11,324)
Preferred stock repurchase	$23,936	$(23,936	)(q)	$—

Net income available to common stockholders	$3,425			$96,756

Basic net income (loss) per common share	$0.04			$1.13

Diluted net income (loss) per common share	$0.04 (n)			$1.08 (p)
Weighted average common shares—basic	85,536			85,536

Weighted average common shares—diluted	87,032 (n)			101,566 (p)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Approximately $2.4 million in estimated revenue related to acquired software license contracts will not be recognized in the first six months of 2012 due to business combination accounting rules.

(c)	Amortization expense of $159.8 million and $157.5 million in the first six months of 2012 and 2011 GAAP results, respectively, including $33.2 million and $34.2 million charged to cost of sales, $3.9 million and $9.7 million charged to research and development, $122.2 million and $113.2 million charged to selling, general and administrative, with $0.5 million and $0.4 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods.

(d)	Restructuring charges associated with the decision to close facilities of $7.0 million and $16.9 million in the first six months of 2012 and 2011 GAAP results, respectively. The $7.0 million charge for the six months ended June 30, 2012 included $1.0 million charged to cost of sales, $0.6 million charged to research and development, $5.3 million charged to selling, general and administrative expense and $0.1 million charged to interest and other income (expense), net. The $16.9 million charge for the six months ended June 30, 2011 included $2.2 million charged to cost of sales, $0.4 million charged to research and development, $13.9 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $0.3 million charged through equity earnings of unconsolidated entities, net of tax.

(e)	Compensation costs of $8.2 million and $12.0 million associated with stock-based compensation expense for the first six months of 2012 and 2011 GAAP results, respectively, including $0.5 million and $0.8 million charged to cost of sales, $1.6 million and $2.1 million charged to research and development and $6.1 million and $9.1 million charged to selling, general and administrative, in the respective periods.

(f)	Acquisition-related costs in the amount of $5.3 million and $3.3 million in the first six months of 2012 and 2011 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.

(g)	$1.6 million of income and $5.8 million of expense in the first six months of 2012 and 2011 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	Interest expense of $2.6 million and $29.9 million in the first six months of 2012 and 2011, respectively, recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility.

(i)	A $1.9 million realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation.

(j)	A write-off in the amount of $4.7 million during the first six months of 2012, relating to inventory write-ups recorded in connection with an acquisition.

(k)	Amortization expense of $55.0 thousand ($42.0 thousand, net of tax) and $43.0 thousand ($33.0 thousand, net of tax) in the first six months of 2012 and 2011 GAAP results, respectively.

(l)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h), (i) and (j).

(m)	For the six months ended June 30, 2012, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(n)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the six months ended June 30, 2011, are dilutive shares consisting of 1,384,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,981,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the six months ended June 30, 2011, because inclusion thereof would be antidilutive.

(o)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2012, on an adjusted cash basis, were dilutive shares consisting of 204,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities and 10,239,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock. The diluted net income per common share calculation for the six months ended June 30, 2012, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $1.4 million and the add back of $10.6 million of preferred stock dividends related to the Series B convertible preferred resulting in net income available to common stockholders of $118.0 million for the six months ended June 30, 2012.

(p)	) Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,384,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 10,981,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the six months ended June 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $1.4 million, the add back of $11.3 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $48.0 thousand resulting in net income available to common stockholders of $109.5 million for the six months ended June 30, 2011.

(q)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the first six months of 2011.

Alere Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	June 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$303,739	$299,173
Restricted cash	3,099	8,987
Marketable securities	863	1,086
Accounts receivable, net	501,076	475,824
Inventories, net	316,897	320,269
Prepaid expenses and other current assets	169,083	188,388

Total current assets	1,294,757	1,293,727
PROPERTY, PLANT AND EQUIPMENT, NET	500,798	491,205
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,911,442	4,676,742
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	220,458	211,027

Total assets	$6,927,455	$6,672,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt and current portion of long-term debt	$60,172	$73,415
Other current liabilities	559,320	551,037

Total current liabilities	619,492	624,452

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	3,499,279	3,280,080
Deferred tax liability	436,247	380,700
Other long-term liabilities	181,409	153,398

Total long-term liabilities	4,116,935	3,814,178

Redeemable non-controlling interest	—	2,497

TOTAL EQUITY	2,191,028	2,231,574

Total liabilities and equity	$6,927,455	$6,672,701

Alere Inc. and Subsidiaries

Selected Consolidated Revenues by Business Area (1)

(in thousands)

Professional Diagnostics Segment

					% Change	% Change
	Q2 2012	YTD 2012	Q2 2011	YTD 2011	Q2 12 v. Q2 11	YTD 12 v. YTD 11
Cardiology	$125,597	$264,423	$132,854	$262,709	-5%	1%
Infectious disease	137,821	288,837	122,494	262,920	13%	10%
Toxicology	159,922	281,662	88,833	174,337	80%	62%
Diabetes	36,797	64,958	—	—
Other (1)	76,736	152,442	60,034	114,034	28%	34%

Professional diagnostics net product sales and services revenue (1)	536,873	1,052,322	404,215	814,000	33%	29%
License and royalty revenue	3,237	6,145	4,859	10,886	-33%	-44%

Professional diagnostics net revenue	$540,110	$1,058,467	$409,074	$824,886	32%	28%

Health Management Segment

					% Change	% Change
	Q2 2012	YTD 2012	Q2 2011	YTD 2011	Q2 12 v. Q2 11	YTD 12 v. YTD 11
Disease and case management	$54,512	$107,894	$61,222	$122,677	-11%	-12%
Wellness	29,567	56,591	26,137	55,942	13%	1%
Women’s & children’s health	31,313	61,084	28,466	57,041	10%	7%
Patient self-testing services	23,198	43,805	19,747	42,975	17%	2%

Health management net revenue	$138,590	$269,374	$135,572	$278,635	2%	-3%

(1)

Revenues are presented in accordance with Generally Accepted Accounting Principles and exclude an adjustment of $1,126 and $2,412 in revenue related to acquired software license contracts which were not recognized during the three and six months ended June 30, 2012, respectively, due to business combination accounting rules.